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                                                                  Exhibit  10.10
                          LOAN MODIFICATION AGREEMENT

     This Loan Modification Agreement is entered into as of March 3, 1997, by and between Aurum Software, Inc. (the "Borrower") whose address is 3385 Scott Boulevard, Santa Clara, CA 95054 and Silicon Valley Bank, (the "Lender"), whose address is 3003 Tasman Drive, Santa Clara, CA 95054.

1.     DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may
       ------------------------------------
be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated July 13,1993, in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Note"), as amended and a Promissory Note, dated July 15,1996, in the original principal amount of One Million Two Hundred Fifty Thousand and 00/100 Dollars ($1,250,000.00) (the "Term Note"), as amended. The Note has been modified pursuant to, among other documents, a Loan Modification Agreements, dated September 25,1996, pursuant to which, among other things, the principal amount of the Note was increased to Three Million and 00/100 Dollars ($3,000,000.00). The Note and the Term Note, together with other promissory notes from Borrower to Lender, are governed by the terms of a Business Loan Agreement, dated July 13,1993, between Borrower and Lender, as such agreement may be amended from time to time (the "Loan Agreement"). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness".

2.     DESCRIPTION OF COLLATERAL: Repayment of the Indebtedness is secured by a
       -------------------------
Commercial Security Agreement, dated July 8,1992, as amended, and a Collateral Assignment, Patent Mortgage and Security Agreement, dated April 11, 1994.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.  DESCRIPTION OF CHANGE IN TERMS.
    ------------------------------

     A.   Modification(s) to Note.
          -----------------------

          1. The principal amount of the Note is Three Million and 00/100 Dollars ($3,000,000.00) (the "Committed Line"). For purposes of determining availability, the Cash Management and Letter of Credit Sublimits shall be reserved under the Committed Line.

          2. The interest rate to be applied to the unpaid principal balance of the Note is hereby decreased, effective as of the date hereof, to a rate equal to Lender's current Index (as defined in the Note).

     B.   Modification(s) to the Term Note.
          --------------------------------

          1. The Term Note is hereby cancelled. Accordingly, no further advances shall be allowed thereunder.

     C.   Modification(s) to Loan Agreement.
          ---------------------------------

          1. The paragraph entitled "Borrowing Base Formula" is hereby deleted in its entirety.

                                       1
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          2.   The paragraph entitled "Financial Covenants" is hereby amended to read, in its entirety, as follows:

               Borrower shall maintain, on a quarterly basis, a minimum quick ratio of 2.00 to 1.00; a minimum tangible net worth of $38,000,000.00; and minimum quarterly net income of $1.00; provided however, Borrower may incur one quarterly loss, provided
               (i) such loss shall not exceed $2,000,000.00 and (ii) provided that Borrower achieves annual profitability.

               For purposes of calculation, deferred maintenance revenue and restricted cash shall be excluded from the quick ratio covenant.

          3. The paragraph entitled "Accounts Receivable and Accounts Payayble Agings" is hereby amended to read, in its entirety, as follows:

               Accounts Receivable Audits. Lender shall conduct an audit of Borrower's accounts receivable books and records within forty five (45) days after Borrower's initial advance under the Note. Thereafter, such audits shall be performed on an annual basis. Borrower's deposit account will be debited for the audit expense and a notification will be mailed to Borrower.

          4. The paragraph entitled "Financial Statements" is hereby amended to read, in its entirety, as follows:

               Financial Statements, Reports, Certificates. Borrower shall
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               deliver to Bank: (a) as soon as available, but in any event within one hundred twenty (120) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (b) within five (5) days of filing, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of subordinated debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; and (c) just prior to borrowing and at such times as there are outstandings under the Note, within forth five (45) days after the last day of each quarter, Borrower shall deliver to Bank a compliance certificate.

4.  CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever
    ------------------
necessary to reflect the changes described above.

5.  NO DEFENSES OF BORROWER.  Borrower (and each guarantor and pledgor
    -----------------------
signing below) agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

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6.     CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing
       -------------------
below) understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

     This Loan Modification Agreement is executed as of the date first written above.

BORROWER:                                 LENDER:

AURUM SOFTWARE, INC.                      SILICON VALLEY BANK

By: /s/ Chris I. Dier                     By: /s/ Michael Devery
    ---------------------------               ----------------------------------
Name: Chris I. Dier                       Name: Michael Devery
      -------------------------                 --------------------------------
Title: CFO                                Title: Vice President
       ------------------------                  -------------------------------

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                             COMPLIANCE CERTIFICATE

To:  SILICON VALLEY BANK                From:  AURUM SOFTWARE, INC.
     Credit Department
     3003 Tasman Drive
     Santa Clara, CA 95054

The undersigned authorized Officer of Aurum Software, Inc. ("Borrower"), hereby certifies that in accordance with the terms and conditions of the Business Loan Agreement, as modified from time to time, the Borrower is in complete compliance for the period ending _____________________ of all required conditions and terms except as noted below. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistent from one period to the next except as explained in an accompanying letter or footnotes.

 Please indicate compliance status by circling Yes/No under "Complies" column.

REPORTING COVENANT                                     REQUIRED                                                      COMPLIES
------------------                                     --------                                                      --------
8K, 10K and 10Q Reports                                Within 5 days of filing with the SEC                          YES/NO
Annual (CPA Audited)                                   FYE within 120 days                                           YES/NO
Compliance Certificate                                 Quarterly within 45 days*                                     YES/NO

* when borrowing or prior to initial advance

FINANCIAL COVENANT                                      REQUIRED                   ACTUAL                            COMPLIES
------------------                                      --------                   ------                            --------
TO BE TESTED QUARTERLY, UNLESS OTHERWISE NOTED:

Minimum Quick Ratio/1/                                  2.00:1.00                        :1.00                       YES/NO
                                                                                   ------
Minimum TNW                                             $38,000,000.00            $___________                       YES/NO
Profitability                                           Quarterly and Annual      $___________                       YES/NO
                                                        With allowance for one quarterly loss not to exceed $2,000,000.00
                                                        Annual basis beginning FYE 1997.

/1/ Excluding deferred maintenance revenue and restricted cash excluded from calculation.

Comments Regarding Financial Covenants:
                                          =====================================
                                                       BANK USE ONLY
                                             Received By: ___________________
                                             Date: _______________
                                             Reviewed By: ___________________
                                             Compliance Status: YES/NO
                                          =====================================
Very truly yours,

AURUM SOFTWARE, INC.


By:
   --------------------------------------------
Name:
      -----------------------------------------
Title:
       ----------------------------------------

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                       [SILICON VALLEY BANK LETTERHEAD]



March 4, 1997

Chris Dier
Chief Financial Officer
Aurum Software
3385 Scott Boulevard
Santa Clara, CA 95054

Dear Chris:

Enclosed please find the original Loan Modification Agreement along with the revised Compliance Certificate to be signed and executed by you. The Loan Modification Agreement states the changes in the credit facility we had mutually agreed upon.

Please review the above and feel free to call me or Mike should you have any questions with these documents. Thank you for giving us this opportunity and we look forward to continuing our support for Aurum Software, Inc..

Sincerely,

SILICON VALLEY BANK

/S/ Sunita R. Patel

Sunita R. Patel
Assistant Vice President

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